TERMINATION AGREEMENT

This Agreement dated as of ______________, 2006

BETWEEN:

GREAT CHINA MINING INC. formerly CHINA NETTV HOLDINGS INC., a Nevada company with offices at Suite 536, 999 Canada Place, Vancouver, British Columbia, V6C 3E2 Fax: (604) 641-1377

(herein called “Great China”)

AND:

◆

WHEREAS:

A.           Great China and ◆ entered into a Mineral Properties Lease and Option Agreement (the “Option Agreement”) dated _______________ , 2005 in relation to certain mineral properties located in Tibet, China, known as ______________ Deposits (the “Properties”) and specified in Schedule “A” attached hereto.

B.           Based on investigation, review or assessment conducted or caused to be conducted by Great China, Great China has decided that it has no further interest in the Properties.

C.           Great China and ◆ intend to terminate the Option Agreement and the terms therein.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties do hereby mutually covenant and agree as follows:

1.	Termination

The Option Agreement and all terms therein shall be terminated, subject to and effective from the date of the Merger Agreement (the “Effective Date”) between Great China and Continental Minerals Corporation (“Continental”), being May 29, 2006. To the extent necessary and so long as it is required by law, ◆ shall file with or deliver notice to any regulatory authorities in China in relation to this termination.

2.	Geological Information

The Parties confirm that all geological information and findings generated and retained pursuant to the Option Agreement shall be delivered to and owned by ◆ on the Effective Date.

3.	Release and Waiver

On the Effective Date, each of Great China and ◆ shall release the other from, and waive any claims against the other for any claim, damage, loss or liability arising from or in relation to the Option Agreement or the Properties. The Parties acknowledge and agree that all obligations, responsibilities and duties of the Parties under the Option Agreement, financial or otherwise, have been satisfied or will have been satisfied, or shall otherwise be waived on the Effective Date, and neither Party owes any obligation or responsibility or payment to the other except those expressly stated hereunder. ◆ confirms that as at the date of this Agreement, it is not aware of any claim, complaint, action or proceedings, environmental or otherwise, against either Great China or ◆ in relation to the Properties. ◆ agrees to indemnify and save harmless Great China and its directors, officers, employees, representatives, agents from and against all claims, losses or damages arising from or relating to the Properties or the subject matter of either the Option Agreement or this Agreement in respect of any action, matter or circumstance arising to the Effective Date.

4.	No Dealing with Continental

◆ agrees that, for a period of one year from the Effective Date, it shall not transfer, assign, lease, or otherwise dispose of, any of its rights and interests in the Properties to, or enter into any joint venture or partnership with, Continental or any of its affiliates and subsidiaries including ◆.

5.	Binding Effect

This Agreement shall be effective and binding upon the Parties and their respective assigns, transferees, and successors.

6	Further Assurances

The Parties agree to enter into such further agreements and take such further steps as may be necessary to ensure that the transactions contemplated hereunder are completed pursuant to the intent and terms of this Agreement, and in accordance with any Chinese regulatory requirements applicable hereto.

7	Counterparts

This Agreement may be executed in counterparts and by facsimile transmission with the same effect as if both Parties had originally signed the same document. All counterparts will be construed together and constitute one and the same agreement.

IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the date first above written.

GREAT CHINA MINING INC. formerly CHINA NETTV HOLDINGS INC.

Per:
Authorized Signatory

Printed Name and Title:

◆

Per:
Authorized Signatory

Printed Name and Title: _____________________________